Exhibit 99.1

GulfMark Announces Promotion of Samuel R. Rubio to Chief Financial Officer

HOUSTON, February 22, 2018 – GulfMark Offshore, Inc. (NYSE American: GLF) ("GulfMark" or the "Company") today announced that Samuel (Sam) R. Rubio will be promoted to the position of Chief Financial Officer upon completion of the filing of the Company’s Form 10-K. Sam will replace Mr. James (Jay) M. Mitchell, who will transition his responsibilities to Sam over the next several weeks.

Mr. Rubio joined GulfMark in 2005 and has continued to earn increasing responsibilities within the organization, currently holding the position of Senior Vice President – Controller and Chief Accounting Officer. Sam became Vice President – Controller and Chief Accounting Officer in 2008 and was promoted to Senior Vice President in 2012. Sam has over 35 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations. He holds a Bachelor of Business Administration degree from Sul Ross State University. Mr. Rubio is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Quintin Kneen, GulfMark’s President and Chief Executive Officer, commented, “On behalf of the entire GulfMark team, I would like to congratulate Sam on this well-deserved promotion. This is an important milestone in the successful operational and financial turnaround of our company. Following the restructuring, we have one of the strongest balance sheets in the OSV industry and have implemented operational changes that have lowered our cost structure. As Sam assumes the CFO responsibilities we will be implementing further improvements in the efficiency and cost effectiveness of our operations. We are beginning to see improving market conditions, and these improvements coupled with our lower cost structure position GulfMark well to return to positive earnings and cash flow.

“I also want to thank Jay for his help in completing the recent financial restructuring and for providing a smooth transition period for Sam. We wish Jay the best in his future endeavors.”

About GulfMark Offshore

GulfMark Offshore, Inc. is a leading global provider of marine transportation services through a fleet of offshore support vessels for the offshore energy industry.

Contact:	Sam R. Rubio
E-mail:	Sam.Rubio@GulfMark.com
(713) 963-9522

GulfMark Offshore, Inc.

Press Release

February 22, 2018

Forward-Looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words "anticipate," "will," "will be" or other similar expressions that are intended to identify forward-looking statements. In addition, any statement concerning future financial performance, ongoing business strategies or prospects are also forward-looking statements as so defined. Statements in this press release that contain forward-looking statements may include, but are not limited to, statements concerning the filing of the Company’s Form 10-K, the promotion of Mr. Rubio, the departure of Mr. Mitchell, future operational improvements, future market conditions and future earnings and cash flow. These forward-looking statements are based on GulfMark’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future financial condition are based on our forecasts for our existing operations. Our forward-looking statements involve significant risks and uncertainties (many of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks of insufficient access to sources of liquidity; operational risk; the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where we operate; changes in competitive factors; and other material factors that are described from time to time in the Company’s filings with the SEC, including GulfMark’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Consequently, these forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.